Exhibit 4.1

TWELFTH SUPPLEMENTAL INDENTURE

between

REGIONS FINANCIAL CORPORATION

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

DATED AS OF AUGUST 12, 2021

Twelfth Supplement to Indenture dated as of August 8, 2005

(Senior Debt Securities)

TWELFTH SUPPLEMENTAL INDENTURE, dated as of August 12, 2021 (this “Supplemental Indenture”), between REGIONS FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee.

RECITALS

WHEREAS, the Company and the Trustee have entered into an Indenture dated as of August 8, 2005 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its senior debt securities;

WHEREAS, the Base Indenture has been amended and supplemented by that certain Supplemental Indenture, dated as of August 8, 2005, that certain Second Supplemental Indenture, dated as of June 26, 2007, that certain Third Supplemental Indenture, dated as of November 10, 2009, that certain Fourth Supplemental Indenture, dated as of April 26, 2010, that certain Fifth Supplemental Indenture, dated as of April 26, 2010, that certain Sixth Supplemental Indenture, dated as of April 30, 2013, that certain Seventh Supplemental Indenture, dated as of February 8, 2016, that certain Eighth Supplemental Indenture, dated as of August 14, 2017, that certain Ninth Supplemental Indenture, dated as of August 13, 2018, that certain Tenth Supplemental Indenture, dated as of January 28, 2019 and that certain Eleventh Supplemental Indenture, dated as of May 18, 2020;

WHEREAS, Section 901(7) of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 201 and 301 thereof;

WHEREAS, the Company desires to provide for the establishment of a new series of Securities pursuant to Sections 201 and 301 of the Base Indenture, the form and substance of such Securities and terms, provisions and conditions thereof to be set forth as provided in the Indenture;

WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and Officers’ Certificate pursuant to Sections 102 and 903 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and satisfy all requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms, and to make the Notes (as defined herein), when executed by the Company and authenticated and delivered by the Trustee, the valid, legal and binding obligations of the Company; and

WHEREAS, all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

CREATION OF THE NOTES

Section 1.1 Designation of Series. Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of its senior debt securities designated as the “1.800% Senior Notes due 2028” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 1.2 Form and Denomination of Notes.

(a)    The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture. The Stated Maturity of the Notes shall be August 12, 2028. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)    Notwithstanding anything to the contrary in the Base Indenture, an electronic signature shall be sufficient for all purposes under the Indenture where a manual or facsimile signature would otherwise be required, and no corporate seal shall be required to be reproduced on any security.

Section 1.3 Initial Limit on Amount of Series. The Notes shall initially be limited to U.S. $650,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Company Order. Following the initial issuance of the Notes, the aggregate principal amount of Notes may be increased as provided in Section 1.10.

Section 1.4 Rank. The Notes are unsecured and shall rank equally among themselves and with all of the Company’s other unsecured and unsubordinated indebtedness.

Section 1.5 Redemption.

(a)    The Company may not redeem the Notes at any time prior to February 12, 2022. The Company may, at its option, redeem the Notes, in whole or in part, at any time or from time to time on or after February 12, 2022. In the case of any redemption of the Notes, the “Redemption Price” shall be equal to (i) at any time or from time to time on or after February 12, 2022 and prior to June 12, 2028, the greater of (x) 100% of the aggregate principal amount of the Notes to be redeemed, or (y) the sum of the present values of the remaining scheduled payments determined as provided below, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (which must be a Business Day); and (ii) at any time or from time to time on or after June 12, 2028, 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (which must be a Business Day). If the Redemption Price in respect of the Notes is not paid on the Redemption Date, interest on the outstanding principal amount of the Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment. In determining the present values of the remaining scheduled payments, the Company will discount such payments to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus .15% (15 basis points). The Treasury Rate will be calculated on the third business day preceding the Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to the relevant Redemption Date will be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms and the provisions of the Indenture.

(b)    Section 1102 of the Base Indenture is hereby amended to require that the written notice to be delivered to the Trustee pursuant to Section 1102 of the Base Indenture be delivered at least 5 days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), rather than at least 45 days prior to the giving of the notice of redemption in Section 1104.

(c)    Section 1104 of the Base Indenture is hereby amended to require that the notice to be delivered to each Holder of Notes to be redeemed shall be given in the manner provided in Section 106 of the Base Indenture (or, if the Notes are held in book-entry form through DTC, in any such manner as may be then permitted by DTC). Any notice given to a Holder with respect to the Notes in the matter set forth in this Section 1.5(c) shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Section 1.6 No Repayment or Sinking Fund. The Notes will not be subject to redemption or repayment at the option of any Holder at any time prior to the Stated Maturity. No sinking fund will be provided with respect to the Notes.

Section 1.7 Notes Not Convertible or Exchangeable. The Notes will not be convertible or exchangeable for other securities or property.

Section 1.8 Issuance of Notes; Selection of Depository. The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be DTC.

Section 1.9 No Additional Amounts; No Make-Whole Amounts. Except in connection with the certain optional redemption circumstances set forth in Section 1.5, no Additional Amounts or Make-Whole Amounts shall be payable with respect to the Notes.

Section 1.10 Further Issuances. The Company may, without consent of the Holders of the Notes but in compliance with the terms of the Indenture, increase the principal amount of the Notes by issuing additional Notes on the same terms and conditions as the Notes, except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes, and with the same CUSIP number as the Notes; provided that if any additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will be issued under a separate CUSIP number. The Notes and any additional Notes issued by the Company will rank equally and ratably and shall be treated as a single series of Securities for all purposes under the Indenture. No additional Notes shall be issued at any time that there is an Event of Default under the Indenture with respect to the Notes that has occurred and is continuing.

Section 1.11 Remedies.

(a)    Notwithstanding Section 501(4) and 502 of the Base Indenture, an Event of Default with respect to the Notes under Section 501(4) related to a breach of the covenant contained in clause (x) of the second paragraph of Section 1009 of the Base Indenture shall not permit acceleration of the Notes under Section 502.

(b)    Pursuant to Section 501(8) of the Base Indenture, an Event of Default with respect to the Notes shall also mean either of the following events: (i) the appointment by a competent government agency having primary regulatory authority over the Principal Subsidiary Bank under any applicable federal or state banking law, Bankruptcy Law or similar law now or hereafter in effect of a receiver of the Principal Subsidiary Bank, or (ii) the entry of a decree or order in any case or proceeding under any applicable federal or state banking law, Bankruptcy Law or other similar law now or hereafter in effect appointing any receiver of the Principal Subsidiary Bank.

Section 1.12 Modifications Without Consent of Holders. Solely for the benefit of the Notes, Section 901 of the Base Indenture is hereby amended to add the following subsection (13):

(13) to the extent not otherwise inconsistent with the Indenture, to conform the terms of the Notes or the Indenture with the description set forth in the prospectus supplement relating to the Notes, as evidenced by an Officer’s Certificate.

ARTICLE TWO

APPOINTMENT OF THE TRUSTEE FOR THE NOTES

Section 2.1 Appointment of Trustee; Acceptance by Trustee. Pursuant and subject to the Indenture, the Company hereby appoints Deutsche Bank Trust Company Americas as trustee to act on behalf of the Holders of the Notes. By execution, acknowledgement and delivery of this Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform the duties and obligations of the Trustee with respect to the Notes upon the terms and conditions set forth in the Indenture.

Section 2.2 Rights, Powers, Duties and Obligations of the Trustee. Any rights (including the right to be indemnified), powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

Section 2.3 Rights in the Indenture Applicable to Trustee. Deutsche Bank Trust Company Americas, in its capacity as Trustee, shall be afforded all of the rights, powers, immunities and indemnities of the Trustee as set forth in Article VI of the Base Indenture as if such rights, powers, immunities and indemnities were specifically set forth herein.

Section 2.4 Security Registrar; Paying Agent. The Company appoints Deutsche Bank Trust Company Americas as Security Registrar and Paying Agent with respect to the Notes, and the Trustee hereby accepts such appointment.

ARTICLE THREE

DEFEASANCE

Section 3.1 Defeasance Applicable to Notes. Pursuant to Section 301(19) and Section 1401 of the Base Indenture, provision is hereby made for both (i) defeasance of the Notes under Section 1402 of the Base Indenture and (ii) covenant defeasance of the Notes under Section 1403, in each case, upon the terms and conditions contained in Article Fourteen of the Base Indenture. For purposes of such defeasance or covenant defeasance, the term “Government Obligations” shall not include obligations referred to in the definition of such term in the Base Indenture that are not obligations of the United States or a Person controlled or supervised by and acting as an agency or an instrumentality thereof.

ARTICLE FOUR

MISCELLANEOUS

Section 4.1 Application of Supplemental Indenture. Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Base Indenture.

Section 4.2 Benefits of this Supplemental Indenture. Nothing contained in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to the Indenture, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors under the Indenture, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Base Indenture or this Supplemental Indenture.

Section 4.3 Modification of the Base Indenture. Except as expressly provided by this Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Notes.

Section 4.4 Defined Terms.

(i) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

(ii) “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on June 12, 2028) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

(iii) “Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (i) the arithmetic average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

(iv) “Independent Investment Banker” means, with respect to any Redemption Date for the Notes, one of the Reference Treasury Dealers selected by the Company or, if such firms or any such successors, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

(v) “Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

(vi) “Reference Treasury Dealers” means, with respect to any Redemption Date for the Notes, (1) BofA Securities, Inc. (or its successor) or any of its affiliates that is a Primary Treasury Dealer, (2) Citigroup Global Markets Inc. (or its successor) or any of its affiliates that is a Primary Treasury Dealer, (3) Credit Suisse Securities (USA) LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer, (4) UBS Securities LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer and (5) one other Primary Treasury Dealer selected by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer selected by the Company.

(vi) “Treasury Rate” means:

•

the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release appearing on the website of the Board of Governors of the Federal Reserve System or in another recognized electronic source, in each case as determined by the quotation agent in its sole discretion, and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity most closely corresponding to the remaining term of the Notes to be redeemed, assuming for this purpose that the Notes would mature on June 12, 2028 (rather than the stated maturity date), or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

•

if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

(viii) All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture.

Section 4.5 Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 4.6 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.7 Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Supplemental Indenture, by the Company will bind its successors and assigns, whether so expressed or not.

Section 4.8 Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 4.9 Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.10 Satisfaction and Discharge. The Company shall be deemed to have satisfied all of its obligations under this Supplemental Indenture upon compliance with the provisions of Section 1402 of the Indenture relating to defeasance of the Notes, to the extent set forth in Section 1401.

Section 4.11 Ratification of the Base Indenture. The Base Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture will be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.12 Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.13 Trustee Disclaimer. The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) any of the recitals contained herein, all of which recitals are made solely by the Company, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for.

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

REGIONS FINANCIAL CORPORATION

By:	/s/ Hardie B. Kimbrough, Jr.
Name: Hardie B. Kimbrough, Jr.
Title: Executive Vice President and
Controller

Attest:	/s/ Andrew S. Nix
Name: Andrew S. Nix
Title: Executive Vice President,
Assistant Corporate Secretary,
Chief Governance Officer and
Deputy General Counsel

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Luke Russell
Name: Luke Russell
Title: Vice President

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Associate

FORM OF FACE OF 1.800% SENIOR NOTES DUE 2028

THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS NOTE IS AN UNSECURED DEBT OBLIGATION OF THE COMPANY. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE BASE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

REGIONS FINANCIAL CORPORATION

1.800% SENIOR NOTES DUE 2028

No.	U.S.$

CUSIP NO. 7591EP AT7

ISIN NO. US7591EPAT77

REGIONS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [●] (U.S. $[●]), as revised by the Schedule of Adjustments attached hereto, on August 12, 2028 and all accrued and unpaid interest thereon, if any, on August 12, 2028, or if such day is not a Business Day, the following Business Day. The Company further promises to pay interest on said principal sum from and including August 12, 2021, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on February 12 and August 12 in each year (each an “Interest Payment Date”), commencing February 12, 2022 at the rate of 1.800% per annum, computed for any full semiannual period on the basis of a 360-day year of twelve 30-day months and computed for any partial semiannual period on the actual days elapsed during such period, until the principal hereof is due, and at the rate of 1.800% per annum on any overdue principal amounts, and, to the extent permitted by law, on any overdue interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the immediately preceding January 28 or July 28, as the case may be, of each year (whether or not a Business Day) (each such date, a “Regular Record Date”). Interest on the Outstanding Notes payable at maturity will be payable to the persons to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Birmingham, Alabama, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a Dollar account.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

[Signature Page Follows]

REGIONS FINANCIAL CORPORATION

By:
	Name:	Michael D. Smithy
	Title:	Executive Vice President
and Treasurer

Attest:
	Name:	Andrew S. Nix
	Title:	Executive Vice President,
Assistant Corporate Secretary,
Chief Governance Officer and
Deputy General Counsel

Dated: August    , 2021

(Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

Dated: August , 2021	By:
Authorized Signatory

REVERSE SIDE OF NOTE

This Note is one of a duly authorized issue of senior debt securities of the Company designated as its “1.800% Senior Notes due 2028” (the “Notes”), initially limited in aggregate principal amount to U.S. $650,000,000 issued and to be issued under an Indenture, dated as of August 8, 2005 (herein called the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the Twelfth Supplemental Indenture, dated as of August 12, 2021 between the Company and the Trustee (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

No sinking fund is provided with respect to the Notes. The Company may not redeem the Notes at any time prior to February 12, 2022. The Company may, at its option, redeem the Notes, in whole or in part, at any time or from time to time on or after February 12, 2022 and prior to June 12, 2028, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments determined as provided in Section 1.5(a) of the Supplemental Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (which must be a Business Day). At any time or from time to time on or after June 12, 2028, the Company may redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (which must be a Business Day). If the Redemption Price in respect of the Notes is not paid on the Redemption Date, interest on the outstanding principal amount of the Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment. The Notes will not be subject to redemption or repayment at the option of any Holder at any time prior to the Stated Maturity.

The Notes are unsecured and rank equally among themselves and with all of the Company’s other unsecured and unsubordinated indebtedness.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Company may, without consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional securities in the future on the same terms and conditions as the Notes, except for any difference in the issue price and interest accrued prior to the date of issuance of the additional securities, and with the same CUSIP number as the Notes. The Notes and any additional Notes issued by the Company would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

In any case where the due date for the payment of the principal of or interest on any Note at any Place of Payment, as the case may be, is not a Business Day, then payment of principal or interest need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment, and no interest shall accrue on the amount so payable for the period after such date.

If an Event of Default (other than an Event of Default under Section 501(4) of the Base Indenture relating to a breach of the covenant contained in clause (x) of the second paragraph of Section 1009 of the Base Indenture) shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal of or interest on this Note or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

The Notes will be subject to defeasance and covenant defeasance pursuant to Sections 1402 and 1403 of the Base Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Birmingham, Alabama (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All capitalized terms used in this Note which are defined in the Indenture, and not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule A

SCHEDULE OF ADJUSTMENTS

Initial Principal Amount: U.S. $

Date adjustment made	Principal amount increase	Principal amount decrease	Principal amount following adjustment	Notation made on behalf of the Security Registrar

A-9